Exhibit 10.1

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

ASSET PURCHASE AGREEMENT

between

RTI SURGICAL, INC.,

A&E ADVANCED CLOSURE SYSTEMS, LLC

and

ALTO DEVELOPMENT CORP. (as Guarantor)

dated as of

August 3, 2017

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

i

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

4.13	EMPLOYEES	29

4.14	EMPLOYEE BENEFIT MATTERS	29

4.15	FINANCIAL STATEMENTS	31

4.16	INVENTORY	31

4.17	ABSENCE OF UNDISCLOSED ASSUMED LIABILITIES	31

4.18	SUPPLIERS AND CUSTOMERS	32

4.19	PRODUCT LIABILITY; PRODUCT WARRANTY	32

4.20	SUFFICIENCY OF ASSETS	32

4.21	FOOD AND DRUG REGULATORY COMPLIANCE	32

4.22	BROKERS	33

4.23	510(K) OWNERSHIP	34

4.24	NO OTHER REPRESENTATIONS AND WARRANTIES	34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER		34

5.01	ORGANIZATION AND AUTHORITY OF BUYER	34

5.02	AUTHORITY OF BUYER	33

5.03	NO CONFLICTS; CONSENTS	35

5.04	BROKERS	35

5.05	LEGAL PROCEEDINGS	35

ARTICLE VI COVENANTS		35

6.01	EMPLOYEES AND EMPLOYEE BENEFITS	35

6.02	CONFIDENTIALITY	36

6.03	PUBLIC ANNOUNCEMENTS	37

6.04	TRANSFER TAXES	37

6.05	STRADDLE PERIODS	37

6.06	FURTHER ASSURANCES	38

6.07	NON-COMPETITION; NON-SOLICITATION	38

6.08	MISALLOCATION OF ASSETS	39

6.09	REGULATORY COMPLIANCE	39

6.10	ACCOUNTS RECEIVABLE AND PAYABLE	41

6.11	THORECON FDA CLEARANCE	41

6.12	TRANSFER OF STERNAL PRODUCT FILES	41

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

6.13	SUBORDINATION	41

ARTICLE VII INDEMNIFICATION		42

7.01	SURVIVAL	42

7.02	INDEMNIFICATION BY SELLER	42

7.03	INDEMNIFICATION BY BUYER	42

7.04	CERTAIN LIMITATIONS	43

7.05	INDEMNIFICATION PROCEDURES	44

7.06	EXCLUSIVE REMEDIES	46

ARTICLE VIII MISCELLANEOUS		47

8.01	EXPENSES	47

8.02	NOTICES	47

8.03	INTERPRETATION	48

8.04	HEADINGS	48

8.05	SEVERABILITY	48

8.06	ENTIRE AGREEMENT	48

8.07	SUCCESSORS AND ASSIGNS	48

8.08	NO THIRD PARTY BENEFICIARIES	49

8.09	AMENDMENT AND MODIFICATION; WAIVER	49

8.10	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	49

8.11	SPECIFIC PERFORMANCE	50

8.12	COUNTERPARTS	50

8.13	NON-RECOURSE	50

8.14	OBLIGATIONS OF GUARANTOR	50

Exhibits

Exhibit A	Form of Bill of Sale

Exhibit B	Form of Assignment and Assumption Agreement

Exhibit C	Form of Contract Manufacturing Agreement

Exhibit D	Form of Transition Services Agreement

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Exhibit E	Form of IP Retention Agreement

Exhibit F	Form of Escrow Agreement

Exhibit G	Form of Quality Agreement

Exhibit I	Form of IP Assignment Agreement

Schedules

1.01(a)

1.01(b)

2.01

2.02(b)

2.03(o)

3.02

4.01

4.03

4.04

4.05

4.07

4.09(b)

4.10

4.13

4.14

4.15

4.16

4.17

4.18(b)

4.18(c)

4.19

4.20

4.21

5.03

6.01

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of August 3, 2017 (the “Closing Date”), is entered into between RTI Surgical, Inc., a Delaware corporation (“Seller”), A&E Advanced Closure Systems, LLC, a Delaware limited liability company (“Buyer”), solely in its capacity as guarantor of Buyer, Alto Development Corp., a New Jersey corporation (“Guarantor”), and solely for purposes of Section 6.13, Vance Street Capital II, L.P., a Delaware limited partnership.

RECITALS

WHEREAS, Seller is engaged in the business of designing, manufacturing, selling, and distributing cable or plate-based products involving the sternum or anterior ribs in humans (the “Business”); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets of the Business, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“510(k) Option” has the meaning set forth in Section 6.09(b).

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of at least fifty-one percent (51%) of the voting securities.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.08.

“Assigned Contracts” has the meaning set forth in Section 2.01(b).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Assumed Liabilities” has the meaning set forth in Section 2.04.

“Balance Sheet Assets” has the meaning set forth in Section 4.15.

“Balance Sheet Date” has the meaning set forth in Section 4.15.

“Benefit Plan” has the meaning set forth in Section 4.14(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“BSI” means the British Standards Institution.

“[****] Escrow Release Amount” has the meaning set forth in Section 2.07(e).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which banks in California or Florida are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Benefit Plans” has the meaning set forth in Section 6.01(b).

“Buyer Indemnitees” has the meaning set forth in Section 7.02.

[****]

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of April 8, 2016, between Vance Street Capital II, L.P. and Seller.

“Confidential Information” means all information involving or relating to the Business, regardless of the form in which it is communicated or maintained, whether or not the information has been marked as “confidential” or “proprietary”, which contains or otherwise reflects nonpublic information involving or relating to the Business or the Purchased Assets, including without limitation all financial data, business practices, business metrics, recruiting practices, employee lists and personnel information, trade secrets, operating and other data, reports, forecasts, services and product information, technical, strategic and customer information.

“Contract Manufacturing Agreement” has the meaning set forth in Section 3.02(a)(iii).

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Contracts” means all contracts, licenses, instruments, commitments, undertakings, indentures and other agreements and legally binding arrangements, whether oral or written.

“Data Room” means the electronic documentation site established by Firmex on behalf of Seller.

“Deductible” has the meaning set forth in Section 7.04(a).

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Earn-Out Amount” has the meaning set forth in Section 2.06(c).

“Employees” means those Persons employed by Seller who worked primarily for the Business immediately prior to the Closing and listed in Section 6.01(a) of the Disclosure Schedules.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, community or other material property interest, lease, equitable interest, license, option, right of first refusal, right of way, easement, encroachment or other similar encumbrance, or any restriction or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

“Engineering Services Agreement” has the meaning set forth in Section 3.02(a)(viii).

“Environmental Claim” means any Governmental Order action, suit, claim, investigation or other legal proceeding by any Person alleging Liability (including responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity that is considered a single employer with the Seller or the Business under Section 4001(b) of ERISA or part of the same “controlled group” as the Seller or the Business for purposes of Section 302(d)(3) of ERISA.

“Escrow Account” has the meaning set forth in Section 2.07(a).

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” has the meaning set forth in Section 2.07(a).

“Escrow Amount” is $3,000,000.

“Escrow Release Date” has the meaning set for in Section 2.07(c).

“Excluded Assets” has the meaning set forth in Section 2.03.

“Excluded Liabilities” has the meaning set forth in Section 2.05.

“FDA” means the United States Food and Drug Administration, and any successor agency(ies) or authority having substantially the same function.

“[****] Escrow Release Amount” has the meaning set forth in Section 2.07(d).

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Field” means all use in humans of cable or plate-based products involving the sternum or anterior ribs.

“Financial Statements” has the meaning set forth in Section 4.15.

“Fundamental Representations” has the meaning set forth in Section 7.01.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. For the avoidance of doubt, notified bodies accredited by a member state of the European Union pursuant to Directive 93/42/EEC shall be deemed a Governmental Authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Guarantor” has the meaning set forth in the preamble.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indemnified Party” has the meaning set forth in Section 7.04.

“Indemnifying Party” has the meaning set forth in Section 7.04.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks, service marks, logos, trade dress and other indicia of source, origin, sponsorship, endorsement or certification, including all registrations and applications to register the foregoing, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all registrations and applications to register copyrights, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how and other confidential information; (d) patents and patent applications; and (e) all other intellectual property and industrial property rights and assets and any associated registrations or applications, and all rights, interests and protections that are required for the exercise of any of the foregoing.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Intellectual Property Agreements” means all licenses, sub-licenses and other agreements by or through which other Persons grant Seller or Seller grants any other Persons any exclusive or non-exclusive rights or interests in, to or under any Intellectual Property that is used in connection with the Business including those set forth in Section 4.07(a) of the Disclosure Schedules.

“Intellectual Property Assets” means all Intellectual Property that is owned or controlled by Seller and used in or applicable to the Business and all rights to sue and recover damages and other remedies for any past, present or future infringement, dilution, misappropriation or other violation of any such Intellectual Property. “Intellectual Property Assets” shall not include, whether expressly, impliedly, or by estoppel, (i) any Intellectual Property not related to the Business, including, without limitation, the Tutopatch Products and the Tutoplast Process, (ii) any processes or other methods of manufacture, or any other Intellectual Property of any kind or nature whatsoever that is neither required nor used in the conduct of the Business and (iii) any Intellectual Property that is owned by a third party and used in the conduct of the Business pursuant to an Intellectual Property Agreement.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, issued and reissued patents and pending applications for any of the foregoing.

“Inventory” has the meaning set forth in Section 2.01(a).

“IP Assignment Agreement” has the meaning set forth in Section 3.02(a)(viii).

“IP Retention Agreement” has the meaning set forth in Section 3.02(a)(v).

“Knowledge of Buyer” or “Buyer’s Knowledge” means the actual knowledge of the persons listed on Section 1.01(a) of the Disclosure Schedules, after the inquiry of the individual within the Buyer’s organization with substantive responsibility over the matter in question.

“Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge after the persons listed on Section 1.01(b) of the Disclosure Schedules, after inquiry of the individual within the Seller’s organization with substantive responsibility over the matter in question.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability” means liabilities, indebtedness or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Losses” means losses, damages, Taxes, Liabilities, costs or expenses, including reasonable attorneys’ fees and experts fees and expenses.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse (a) to the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP), or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, in each of clauses (i), (ii), (iii), (iv), (vi) and (viii), except to the extent the Business is substantially disproportionately affected thereby in a durationally significant manner relative to participants in the industry and market in which the Business operates.

“Material Contracts” has the meaning set forth in Section 4.04(a).

“Mixed Contract” means any Assigned Contract that includes products that are not applicable to the Business and that are listed in Section 2.01(b)(ii) of the Disclosure Schedules .

“Mixed Product Registrations” means any Permit or Registration for a Sternal Product issued by a Governmental Authority where (a) the ownership of such Permit or Registration is directly and legally assignable by Seller to Buyer, and (b) such Permit or Registration includes indications for use outside the Field.

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which adequate reserves have been establish in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business and which are not, individually or in the aggregate, material to the Business; (c) liens arising under original purchase price

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (d) other imperfections of title or Encumbrances, if any, which do not materially detract from the value of the property subject thereto or the operation of the Business or the Purchased Assets.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Product Authorization” means any Permit or Registration for a Sternal Product issued by a Governmental Authority where (a) such Permit or Registration is not directly and legally assignable or otherwise transferable by Seller to Buyer, and (b) obtaining an equivalent Permit or Registration requires Buyer to apply for, qualify for, and obtain its own Permit or Registration for the Sternal Product.

“Purchase Price” has the meaning set forth in Section 2.06.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Qualified Benefit Plan” has the meaning set forth in Section 4.14(b).

“Quality Agreement” has the meaning set forth in Section 3.02(a)(vii).

“Registrations” means authorizations, approvals, clearances, licenses, permits, certificates or exemptions issued by any Governmental Authority (including 510(k) clearances, pre-market notifications, CE Marks, pricing and reimbursement approvals, labeling approvals, and any registrations (as such registrations may be known in its applicable jurisdiction)) held by Seller or an Affiliate of Seller relating to the Business that are required for the research, development, distribution, marketing, storage, transportation, use and sale of the Purchased Assets.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Sales Earn-Out” has the meaning set forth in Section 2.06(c).

“Seller” has the meaning set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 7.03.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Shared Authorizations” has the meaning set forth in Section 6.09(b).

“Statutory Representations” has the meaning set forth in Section 7.01.

“Sternal Products” means the Seller’s cable and plate-based products that are used in the Field, including associated instrumentation and, for the avoidance of doubt, the Thorecon family of products and [****] products.

“Straddle Period” has the meaning set forth in Section 6.05.

“Tangible Personal Property” has the meaning set forth in Section 2.01(c).

“Taxes” means (i) all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, escheat or unclaimed property (whether or not considered a tax under applicable law) customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto (or with respect to any failure to timely or properly file any Tax Return) and any interest in respect of such additions or penalties and (ii) any liability for items described in clause (i) payable by reason of contract (including any tax sharing, tax indemnification, or tax allocation agreement), assumption, transferee, successor or similar liability (including bulk transfer or similar Laws), operation of law (including pursuant to Treasury Regulations Section 1.1502-6 or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law) or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 7.05(a).

“Thorecon Amount” has the meaning set forth in Section 2.06(b).

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Contract Manufacturing Agreement, the Escrow Agreement, the Transition Services Agreement, the IP Retention Agreement, the Quality Agreement, the Engineering Services Agreement, and the other agreements, instruments and documents required to be delivered at the Closing.

“Transferred Employee” has the meaning set forth in Section 6.01(a).

“Transferred Records” has the meaning set forth in Section 2.01(f).

“Transition Services Agreement” has the meaning set forth in Section 3.02(a)(iv).

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Trauma” means physical injuries of sudden onset not caused by medical examination or treatment (for example, damage to the sternum or anterior ribs done by a cardiothoracic surgeon to gain access to an organ in the human thorax is not deemed to be Trauma).

“Tutopatch Products” means Seller’s proprietary Tutopatch® extracellular matrix (ECM) natural collagenous matrix derived from bovine pericardium.

“Tutoplast Process” means Seller’s proprietary Tutoplast® Tissue Sterilization Process chemical sterilization methodology involving osmotic, oxidative and alkaline (if indicated) treatment to break down cell walls, inactivate pathogens and remove bacteria.

“Used Intellectual Property” means any Intellectual Property used by Seller in the conduct of the Business under any Intellectual Property Agreement.

“VAT” means value added tax.

ARTICLE II

PURCHASE, SALE, AND LICENSE

2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall (and shall cause its wholly owned subsidiary, Pioneer Surgical Technology, Inc. and as may be applicable, its other Affiliates to) sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all of Seller’s and, as applicable, its Affiliates’ right, title and interest in, to and under those certain assets, properties and rights of Seller and its Affiliates, as applicable (collectively, the “Purchased Assets”), as set forth below:

(a) all (i) consigned inventory and surgical instruments, all finished goods inventory and surgical instruments (with respect to those finished goods that account for eighty percent (80%) of the Business’s revenue, a minimum of three months based on current run rates calculated as the average finished goods inventory on hand for April, May, and June 2017, except for part numbers [****] but which shall be delivered to Buyer as promptly as practicable after the Closing at no additional cost in the quantities set forth in the “To Be Built” column on Schedule 2.01(a)) and including as detailed on Schedule 2.01(a), and (ii) other merchandise used or held for use primarily in the conduct of the Business and maintained, held or stored by or for Seller or its Affiliates, including items as of August 2, 2017 as set forth on Section 2.01(a) of the Disclosure Schedules (“Inventory”), and any prepaid deposits for any of the same;

(b) all Contracts set forth on Section 2.01(b)(i) of the Disclosure Schedules (collectively, the “Assigned Contracts”) (but if any Assigned Contract cannot be assigned by Seller to Buyer without violating applicable Law, or if any Assigned Contract is a Mixed Contract, then such Contract shall be addressed in accordance with Section 2.09);

(c) all instruments, supplies (other than raw materials and work in process) and other tangible personal property, used primarily in the conduct of the Business, as well as tooling to the extent such tooling is used exclusively for the Business, and all Sternal Product molds having a value or replacement cost of at least $25,000, listed on Section 2.01(c) of the Disclosure Schedules (the “Tangible Personal Property”);

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(d) all Permits and Registrations (including all relevant drawings, records and test reports) for the Sternal Products which are held by Seller or its Affiliates and required for the conduct of the Business as currently conducted or for the ownership of the Purchased Assets, including those listed on Section 2.01(d) of the Disclosure Schedules, but only to the extent such Permits and Registrations may be transferred under applicable Law (but if any Permit or Registration cannot be transferred under applicable Law, Seller agrees to assign all interests in such Permit or Registration to Buyer (including any beneficial or other interest held through an agent or distributor), cooperate with and reasonably assist Buyer in obtaining such Permit or Registration, and if any Permit or Registration applies to products or indications for use in addition to those applicable to the Business, Seller agrees to cooperate with and use commercially reasonable efforts, at its own expense, to assist Buyer in obtaining separate Permits or Registrations);

(e) all of Seller’s and its Affiliates’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets, except for such rights related to Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date;

(f) copies of all customer lists, customer purchasing histories, price lists, distribution lists, customer complaint files, design history files, CAD files and drawings, records and data (including filings with the FDA or other Governmental Authority), personnel and human resources files for all the Transferred Employees (to the extent allowed by applicable Law), sales material and records, and clinical and marketing studies, that primarily relate to the Business or the Purchased Assets (collectively, the “Transferred Records”); provided (1) that if any Transferred Records cannot be immediately transferred to Seller under applicable Law, Seller shall transfer such Transferred Records as soon as transfer becomes possible under applicable Law; and (2) that prior to delivery Seller may redact any information from such Transferred Records not pertaining to the Purchased Assets or related to the Business, and may retain a copy of any Transferred Records;

(g) all of the Intellectual Property that qualifies as Intellectual Property Assets, more specifically described as follows:

(i) the trademarks, service marks, logos, trade dress and other indicia of source, origin, sponsorship, endorsement or certification, including all registrations and applications to register the foregoing, and the goodwill connected with the use of and symbolized by the foregoing, including those listed on Section 2.01(g)(i) of the Disclosure Schedules;

(ii) the copyrights, including all registrations and applications to register copyrights, and works of authorship, whether or not copyrightable, including those listed on Section 2.01(g)(ii) of the Disclosure Schedules;

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(iii) the trade secrets and confidential know-how and other confidential information, including those listed on Section 2.01(g)(iii) of the Disclosure Schedules;

(iv) the patents and patent applications listed on Section 2.01(g)(iv) of the Disclosure Schedules; and

(v) all other intellectual property and industrial property rights and assets and any associated registrations or applications, and all rights, interests and protections that are required for the exercise of any of the foregoing, including those listed on Section 2.01(g)(v) of the Disclosure Schedules.

(h) process validations and sterilization validations, packaging validations and other validations that primarily relate to the Business or the Purchased Assets, as well as all documentation, drawings, bills of materials, flow charts and other materials that memorialize any process, method, know-how or technology used in the manufacture of the Sternal Products (“Associated Documentation”) (excluding such Associated Documentation relating to Mixed Product Registrations, which shall be administered in accordance with Section 6.09(b)); and

(i) all goodwill associated with any of the assets described in the foregoing clauses.

The Parties acknowledge that the terms “primarily relates to the Business” and “used primarily in the conduct of the Business” may be difficult to apply regarding a particular asset that has substantial use in the Business and in the Seller’s other businesses. In a situation where the Parties have a good faith dispute regarding whether a particular asset “primarily relates to the Business” or is “used primarily in the conduct of the Business”, the Parties shall negotiate in good faith to reach a mutually acceptable resolution concerning the use of such asset. Notwithstanding the above, any asset clearly identified as a “Purchased Asset” or an “Excluded Asset” shall not be subject to the above procedure.

2.02 Retention of Certain Rights to the Intellectual Property Assets and Grant of Certain Rights to Trademarks.

(a) As provided for in the IP Retention Agreement, Seller has retained certain rights to the Intellectual Property Assets referenced in Section 2.03(n).

(b) Seller hereby grants Buyer a non-exclusive, worldwide, fully-paid, royalty-free, license to reproduce, use, and display Seller’s trademarks, service marks, and logos listed in Section 2.02(b) of the Disclosure Schedules (collectively, the “Licensed Marks”) solely in connection with operating the Business, including marketing, promoting, and advertising the Sternal Products, for a period of up to three (3) years after the Closing. All uses of the Licensed Marks shall be subject to the trademark usage guidelines provided by Seller. Any benefits (including, without limitation, goodwill) accruing from Buyer’s use of the Licensed Marks will automatically vest in Seller. Upon Seller’s reasonable request, Buyer will furnish to Seller samples of each use of the Licensed Marks by Buyer. Buyer will reasonably cooperate with Seller in facilitating inspection and quality control over Buyer’s use of the Licensed Marks. Buyer’s use of the Licensed Mark will not tarnish, blur, or dilute the quality associated with the Licensed Marks or the associated goodwill.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

2.03 Excluded Assets. Other than the Purchased Assets subject to Section 2.01, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such other assets and properties shall be excluded from the Purchased Assets (the “Excluded Assets”). Excluded Assets include, but are not limited to, the following assets and properties of Seller:

(a) all cash and cash equivalents, bank accounts and securities of Seller;

(b) all accounts or notes receivable, including those of the Business;

(c) all Contracts that are not Assigned Contracts;

(d) all Intellectual Property other than (i) the Intellectual Property Assets as set forth in Section 2.01(g) and Seller’s rights under the Used Intellectual Property, except to the extent that such Used Intellectual Property is otherwise considered an Excluded Asset under Section 2.03(c) and 2.03(n), and (ii) any Intellectual Property Registrations that are for any reason omitted from Section 4.07(a) of the Disclosure Schedules;

(e) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain;

(f) all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(g) all Tax assets (including duty and Tax refunds and prepayments) of Seller or any of its Affiliates;

(h) all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise, but in any event only to the extent related to Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date;

(i) all rights under warranties, indemnities and all similar rights against third parties to the extent related to Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date;

(j) all other assets, properties and rights used by Seller exclusively in its businesses other than the Business;

(k) all Benefit Plans and trusts or other assets attributable thereto;

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(l) the rights which accrue or will accrue to Seller under the Transaction Documents;

(m) the Mixed Contracts;

(n) the trade name, including corporate or fictitious names, whether registered as a trademark or subject to common law trademark rights, of Seller and any of its Affiliates, including the names RTI Surgical, RTI, RTI Donor Services, Pioneer Surgical Technologies, Pioneer Surgical, Pioneer, Tutogen Medical, or Tutogen;

(o) the assets listed in Section 2.03(o) of the Disclosure Schedules; and

(p) raw materials, work in process, and ordinary and customary shop floor instrumentation, gauges, tools, supplies, equipment, and machinery.

2.04 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge when due any and all liabilities and obligations of the Business arising out of or relating to the conduct of the Business or the Purchased Assets after the Closing, other than the Excluded Liabilities (collectively, the “Assumed Liabilities”), including, without limitation, the following:

(a) all Liabilities and obligations arising under or relating to the Assigned Contracts but excluding any Liability relating to or arising from any breach on or prior to the Closing, or any event, circumstance or condition first occurring or existing on or prior to the Closing that with notice, lapse of time or both would constitute or result in a breach, by Seller of any of its obligations thereunder; and

(b) all Liabilities and obligations for (i) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period (or portion thereof) beginning after the Closing Date and (ii) Taxes for which Buyer is liable pursuant to Section 6.04; and

(c) except as may be otherwise provided for in this Agreement or Transaction Documents, all other liabilities and obligations arising out of or relating to Buyer’s ownership of the Purchased Assets or operation of the Business, in either case, after the Closing.

2.05 Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities or obligations of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including, without limitation, the following:

(a) any Liabilities or obligations arising out of or relating to Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date, including any Environmental Claim;

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(b) any Liabilities or obligations relating to or arising out of the Excluded Assets;

(c) any Liabilities or obligations for (i) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period (or portion thereof), as prorated, ending on or prior to the Closing Date, (ii) any Taxes imposed on Buyer or its Affiliates as a successor or transferee of Seller or its Affiliates, and (iii) any other Taxes of Seller or any stockholders or Affiliates of Seller (other than Taxes allocated to Buyer under Section 6.04) for any taxable period;

(d) except as specifically provided in Section 6.01, any Liabilities or obligations of Seller relating to or arising out of (i) the employment, or termination of employment, of any Employee or former employee of the Business prior to or upon the Closing, or the employment, or termination of employment, of any Employee that does not become a Transferred Employee upon the Closing, (ii) any current or former service provider of the Business prior to the Closing, or (iii) workers’ compensation claims of any Employee or former employee of the Business which relate to events occurring prior to the Closing Date;

(e) any Liabilities or obligations in respect of or in connection with unused paid time off (whether in the form of paid time off or component vacation, sick and/or personal day programs) and all other unpaid wages (including salary, wages, bonuses and commissions, in each case applicable) to the extent accrued or earned prior to the Closing by any Employee or former employee of the Business; and

(f) any Liabilities or obligations of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others.

2.06 Purchase Price. The aggregate purchase price for the Purchased Assets shall be SIXTY MILLION U.S. DOLLARS ($60,000,000) (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Purchase Price shall be paid as follows:

(a) FIFTY FOUR MILLION U.S. DOLLARS ($54,000,000) minus the Escrow Amount paid at the Closing by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer.

(b) ONE MILLION U.S. DOLLARS ($1,000,000) (the “Thorecon Amount”) by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer within fifteen (15) days of, and only to the extent that, FDA 510(k) clearance for the Thorecon product is obtained on or before March 31, 2018.

(c) FIVE MILLION U.S. DOLLARS ($5,000,000) (the “Sales Earn-Out,” and together with the Thorecon Amount, the “Earn-Out Amount”) paid on or before the thirtieth day after December 31, 2019, by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer, in the event and only to the extent, that gross, aggregate sales to end-users of greater than TWENTY MILLION ONE HUNDRED THOUSAND U.S. DOLLARS ($20,100,000) are achieved for the twelve months ending December 31, 2019, on product lines acquired under this Agreement.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

To the extent any amount of VAT is required to be paid with respect to any payment made by Buyer to Seller under this Section 2.06, fifty percent (50%) of the amount of such VAT payment shall be reimbursed by Buyer to Seller.

2.07 Escrow Account.

(a) At the Closing, Buyer shall deposit the Escrow Amount in the Escrow Account (“Escrow Account”) established pursuant to the terms of the Escrow Agreement by and among the Escrow Agent, Buyer and Seller, the form of which is attached hereto as Exhibit F (the “Escrow Agreement”).

(b) The Escrow Amount shall be used as security for and shall be available to satisfy indemnification payments, if any, required to be made to Buyer pursuant to Article VII of this Agreement.

(c) On the first anniversary of the Closing Date (“Escrow Release Date”), the Buyer and Seller shall give joint written instructions to the Escrow Agent to release, to an account designated by Seller, the balance of the Escrow Amount less the amount of all indemnification claims made by Buyer, in good faith, pursuant to this Agreement and delivered to Escrow Agent and Seller prior to the first anniversary of the Closing Date, which claims remain unresolved, if any.

(d) Subject to Section 2.07(f), if within one hundred eighty (180) days following the Closing Date, Seller has completed its obligations pursuant to Section 6.09(a)(i) of this Agreement [****], then Buyer and Seller shall give joint written instructions to the Escrow Agent to release, to an account designated by Seller, Seven Hundred and Fifty Thousand Dollars ($750,000) from the Escrow Account (the “[****] Escrow Release Amount”).

(e) Subject to Section 2.07(f), if within one hundred eighty (180) days following the Closing Date, Seller has completed its obligations pursuant to Section 6.09(a)(ii) of this Agreement [****], then Buyer and Seller shall give joint written instructions to the Escrow Agent to release, to an account designated by Seller, Seven Hundred and Fifty Thousand Dollars ($750,000) from the Escrow Account (the “[****] Escrow Release Amount”).

(f) Notwithstanding anything to the contrary in Sections 2.07(d) or 2.07(e), neither the [****] Escrow Release Amount nor the [****] Escrow Release Amount shall be released to Seller if, at the time the Seller would otherwise be entitled to such release pursuant to Sections 2.07(d) or 2.07(e), as applicable, the amount of the indemnification claims made by Buyer, in good faith, pursuant to this Agreement and delivered to the Escrow Agent and to Seller, exceeds One Million Five Hundred Thousand Dollars ($1,500,000).

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

2.08 Allocation of Purchase Price. Within one-hundred-twenty (120) days after the Closing Date, Seller shall deliver a schedule allocating the Purchase Price (including any Assumed Liabilities and other amounts treated as consideration for the Purchased Assets for Tax purposes) (the “Allocation Schedule”) among the Purchased Assets. The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Buyer notifies Seller in writing that Buyer objects to one or more items reflected in the Allocation Schedule within 30 days after delivery of the Allocation Schedule to Buyer. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 90 days after the delivery of the Allocation Schedule to Buyer, either party may submit for resolution such dispute to CBIZ, Inc. or, if CBIZ, Inc. is unable to serve, another impartial nationally recognized firm of independent certified public accountants mutually appointed by Buyer and Seller. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Seller and Buyer agree to file their respective IRS Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule.

2.09 Non-assignable Assets.

(a) Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.09, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver was not obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof (unless Buyer notifies Seller that any such Purchased Asset should be transferred or assigned notwithstanding the absence of a requisite consent); provided, however, that the Closing is occurring notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all Liabilities and obligations under any and all Assigned Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for such Liabilities and obligations from and after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, Seller shall, to the extent not previously sold, assigned, transferred, conveyed or delivered to Buyer, sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration. Applicable sales, transfer and other similar Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid one-half by Buyer and one-half by Seller in accordance with Section 6.04.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(b) To the extent that any Purchased Asset and/or Assumed Liability cannot be transferred to Buyer following the Closing pursuant to this Section 2.09, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset and/or Assumed Liability to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. Buyer shall, as agent or subcontractor for Seller, pay, perform and discharge fully the Liabilities and obligations of Seller thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other monies received by Seller to the extent related to such Purchased Asset in connection with the arrangements under this Section 2.09. Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets. Notwithstanding anything herein to the contrary, the provisions of this Section 2.09 shall not apply to any consent or approval required under any antitrust, competition or trade regulation Law. For purposes of this Section 2.09(b) only, Mixed Contracts will be treated as if they were Purchased Assets such that Buyer realizes the benefit of the bargain with respect to the Mixed Contracts to the extent applicable to the Business.

2.10 Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Buyer, the Escrow Agent, or their designees, shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any other provision of applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient in respect of which such deduction and withholding was made. In the event that Buyer, the Escrow Agent or their designees determines that it is required to deduct and withhold from an amount payable to Seller pursuant to this Agreement, it shall promptly notify Seller for the purpose of determining the actions, if any, that can be taken to avoid the withholding requirement.

ARTICLE III

CLOSING

3.01 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) is taking place concurrently with the execution of this Agreement on this Closing Date. The Closing is taking place via an electronic medium in which separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, will first be delivered by an electronic mail exchange of signature pages, with originals to follow by reputable overnight courier addressed to each party’s counsel.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

3.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and duly executed by Seller and Pioneer Surgical Technology, B.V., transferring the tangible personal property included in the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller and Pioneer Surgical Technology, B..V., effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii) a contract manufacturing agreement in the form of Exhibit C hereto (the “Contract Manufacturing Agreement”) and duly executed by Seller, under which Seller will supply certain products and services to Buyer under the terms and in exchange for the consideration set forth in the Contract Manufacturing Agreement;

(iv) a transition services agreement in the form of Exhibit D hereto (the “Transition Services Agreement”) and duly executed by Seller, under which Seller will perform certain services for Buyer under the terms and in exchange for the consideration set forth in the Transition Services Agreement;

(v) an intellectual property retention and license agreement in the form of Exhibit E hereto (the “IP Retention Agreement”) and duly executed by Seller and Pioneer Surgical Technology, Inc.;

(vi) the Escrow Agreement duly executed by Seller;

(vii) a quality agreement in the form of Exhibit G hereto (the “Quality Agreement”) and duly executed by Seller;

(viii) an assignment of Intellectual Property in the form of Exhibit I hereto (the “IP Assignment Agreement”) and duly executed by Pioneer Surgical Technology, Inc.;

(ix) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached to such certificate are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the other Transaction Documents;

(x) a consent letter from Seller’s lenders consenting to the transactions contemplated by this Agreement and the release of any liens on the Purchased Assets, in form reasonably acceptable to Buyer, and UCC termination statements, assignments and lien releases and other instruments and documents, executed by each respective secured party in forms reasonably acceptable to Buyer and suitable for recording, terminating and releasing all liens filed of record in any jurisdiction and evidencing any security interest in any of the Purchased Assets;

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(xi) evidence of Seller obtaining each of the consents identified in Section 3.02(a)(xi) of the Disclosure Schedules; and

(xii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Purchase Price minus (i) $9,000,000, which is equal to the sum of (x) the Escrow Amount plus (y) the Earn-Out Amount;

(ii) the Bill of Sale duly executed by Buyer;

(iii) the Assignment and Assumption Agreement duly executed by Buyer;

(iv) the Contract Manufacturing Agreement duly executed by Buyer;

(v) the Transition Services Agreement duly executed by Buyer;

(vi) the Escrow Agreement duly executed by Buyer;

(vii) the IP Retention Agreement duly executed by Buyer;

(viii) the Quality Agreement duly executed by Buyer;

(ix) the Engineering Services Agreement duly executed by Buyer;

(x) the IP Assignment Agreement duly executed by Buyer; and

(xi) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached to such certificate are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(c) At the Closing, Buyer shall deliver the Escrow Amount to the account designated by the Escrow Agent, by wire transfer of immediately available funds. The Escrow Amount shall be held and disbursed in accordance with the Escrow Agreement, which shall provide, among other things, that: (i) the Escrow Amount will be available to satisfy any

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

amounts owed by Seller as an Indemnifying Party to the Buyer pursuant to this Agreement and (ii) after the date which is twelve (12) months from the Closing Date, any amounts remaining in the escrow account and not subject to pending claims pursuant to the Escrow Agreement shall be distributed to Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the Closing.

4.01 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes licensing or qualification necessary and Seller is duly licensed or qualified to do business and is in good standing in each such jurisdiction, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

4.02 Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a)

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result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any material Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; or (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract. No material consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as set forth in Section 4.03 of the Disclosure Schedules.

4.04 Material Contracts.

(a) Section 4.04(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Business or the Purchased Assets (collectively, the “Material Contracts”):

(i) all Contracts involving aggregate consideration in excess of $25,000 or requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than 180 days’ notice;

(ii) all Contracts that relate to the sale of any of the Purchased Assets, other than in the ordinary course of business consistent with the past customs and practices of the Business, for consideration in excess of $25,000 and all Contracts for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(iii) all Contracts between or among Seller and any of its Affiliates;

(iv) all collective bargaining agreements or Contracts with any labor organization, union or association;

(v) all joint venture, partnership, or similar Contracts;

(vi) all Contracts under which the Seller or any of its Affiliates is, or may become, obligated to incur any severance, retention, change of control or transaction payment which would become payable by reason of or in connection with this Agreement or the transactions contemplated by this Agreement;

(vii) any employment or consulting Contract that provides for annual compensation in excess of $25,000 or any Contract which contains any noncompetition or nonsolicitation obligations; and

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(viii) all other Contracts that are material to the Purchased Assets or the operation of the Business and not previously disclosed pursuant to this Section 4.04(a).

(b) Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Seller is not in material breach of, or material default under, any Material Contract (for the avoidance of doubt, Seller shall not be deemed to be in material breach of or material default under any Assigned Contract requiring a consent to assignment as set forth on Schedule 4.03(c) of the Disclosure Schedules, solely because of a failure to obtain such consent). There are no material disputes pending, or threatened in writing, under any Contract included in the Purchased Assets. To the Knowledge of Seller: (i) no other party to a Material Contract is in material breach or default and (ii) no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under a Material Contract.

(c) Seller has delivered or made available to Buyer a correct and complete copy of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder).

4.05 Absence of Changes or Events. Except as set forth in the applicable subsection of Section 4.05 of the Disclosure Schedules, since the Balance Sheet Date,

(a) Seller has conducted the Business only in the ordinary course of business consistent with the past customs and practices of the Business;

(b) There has occurred no event, occurrence, or development that has had a Material Adverse Effect;

(c) Seller has not incurred loss of, or damage to, the Purchased Assets in excess of $25,000 individually or $50,000 in the aggregate;

(d) No Encumbrances, except for Permitted Encumbrances, have been imposed or permitted to exist upon any of the Purchased Assets;

(e) Seller has not sold, exchanged, transferred, licensed or otherwise disposed of any of its assets related to the Business, except in the ordinary course of business and except for any assets for an amount of less than $25,000;

(f) Seller has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) relating to the Business involving payment by the Business of more than $25,000 after the Closing;

(g) Neither the Company nor any of its subsidiaries has canceled, compromised, waived or released any debts or claims related to the Business involving more than $25,000;

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(h) There has not been any labor dispute or disturbance adversely affecting the Business, including the filing of any petition or charge of unfair labor practice with any Governmental Authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slowdown;

(i) there has not been any employment, severance, termination, retention, change of control or similar agreements or arrangements entered into or modified by Seller related to any Transferred Employee that will be a Liability of Buyer, or (ii) except as would not result in an aggregate incremental cost to Seller of $15,000 or more, any bonuses, salary increases, severance or termination pay made or granted by Seller to any Transferred Employee;

(j) Except as required by Law, Seller has not adopted, amended, modified established, terminated or materially increased benefits under any Benefit Plan;

(k) Seller has not adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filed a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law;

(l) Seller has not made any material change in any method of accounting or accounting practice for the Business;

(m) Except as in the ordinary course of business, no party has terminated, cancelled, amended, modified, or accelerated any Material Contract or waived any material rights under any such Material Contract; and

(n) Seller has not made any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing, other than negotiations with Buyer and its Representatives regarding the transactions contemplated by this Agreement.

4.06 Title to Purchased Assets. Seller or its applicable Affiliate(s) has good and valid title to, or a valid license or leasehold interest in, all Purchased Assets, free and clear of Encumbrances except for Permitted Encumbrances. All conveyances of Purchased Assets from Seller’s Affiliate(s) to Buyer hereunder are valid and enforceable and vest in Buyer valid title to the Purchased Assets purported to be conveyed thereby free and clear of all Encumbrances except for Permitted Encumbrances.

4.07 Intellectual Property.

(a) Section 4.07(a) of the Disclosure Schedules lists all Intellectual Property Registrations and all Intellectual Property Agreements. Seller has the right to use, sublicense and otherwise commercialize all Intellectual Property Assets and all of the Used Intellectual Property, as the foregoing are used, sublicensed and commercialized by Seller in the conduct of the Business as currently conducted. After the execution and consummation of this Agreement and the other Transaction Documents, Buyer shall have the right to use, sublicense and otherwise commercialize all of the Used Intellectual Property.

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(b) The Intellectual Property Registrations have been duly registered in, filed in and issued by (as applicable) the appropriate Intellectual Property registration offices in the respective applicable jurisdictions (domestic and foreign), and each such registration, filing and issuance remains in full force and effect as of the Closing Date. All maintenance fees, annuities, and the like due or payable on the Intellectual Property Registrations have been timely paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Section 4.07(b) of the Disclosure Schedules lists any such maintenance fee, annuities or the like that will become due within ninety days after the Closing Date.

(c) Each Intellectual Property Asset is valid and enforceable and has not been ruled invalid or unenforceable. No Intellectual Property Asset is subject to, and neither the execution nor the consummation of this Agreement or the other Transaction Documents will cause any of the Intellectual Property Assets to become subject to, any order that restricts, impairs or otherwise imposes any obligation with respect to the validity, enforceability, use, enforcement, transfer, licensing or other exploitation of, or that otherwise adversely affects, such Intellectual Property Asset. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in or permit a termination thereof or would cause or permit the acceleration of or other changes to any right or obligation or the loss of any benefit thereunder. Seller has not received any claim or notice alleging any breach or default of or under any Intellectual Property Agreement. Upon the execution and consummation of this Agreement and the other Transaction Documents, Buyer will succeed to all of the rights and benefits of Seller under the Used Intellectual Property and neither the execution nor the consummation of this Agreement or the other Transaction Documents will constitute an event of default under any Intellectual Property Agreement or result in or permit a termination thereof or cause or permit the acceleration of or other changes to any right or obligation or the loss of any benefit thereunder.

(d) The conduct of the Business as currently conducted does not infringe, misappropriate, dilute or otherwise violate, and to the Knowledge of Seller, conduct of the Business as previously conducted did not infringe, misappropriate, dilute or otherwise violate, the Intellectual Property of any Person; and to the Knowledge of Seller no Person is infringing, misappropriating, diluting or otherwise violating or has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Assets.

(e) Except as set forth in Section 4.07(e) of the Disclosure Schedules, Seller or its Affiliate is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted (or, to the Knowledge of Seller, as previously conducted), in each case, free and clear of Encumbrances other than Permitted Encumbrances.

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(f) The Used Intellectual Property and Intellectual Property Assets together constitute all of the Intellectual Property necessary to operate the Business as presently conducted (or, to the Knowledge of Seller, as previously conducted) by Seller.

(g) There has been no claim made, by or against Seller (and Seller has not been a party to any action including such a claim), and Seller has not received notice of any such claim: (i) asserting the invalidity, misuse or unenforceability, infringement, misappropriation or other violation of any Intellectual Property of any Person or any Intellectual Property Assets (except for routine patent and trademark prosecution not involving any third party other than the relevant governmental registration authority); (ii) challenging Seller’s unencumbered sole ownership of or rights to use, license or otherwise exploit any Intellectual Property Asset; or (iii) otherwise asserting claims or allegations affecting or that would, if established, affect the Intellectual Property Assets or the Seller’s rights in such Intellectual Property Assets. There is no proceeding or action before any court or tribunal related to any Intellectual Property Asset or, to the Knowledge of Seller, Used Intellectual Property.

(h) Notwithstanding anything to the contrary in this Agreement, this Section 4.07 constitutes the sole representation and warranty of the Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by Seller of any Intellectual Property of any other Person.

4.08 Legal Proceedings; Governmental Orders.

(a) There are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened (i) against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities or (ii) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or which would reasonably be expected to prevent or materially delay the transactions contemplated by this Agreement.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Business or the Purchased Assets.

4.09 Compliance with Laws; Permits and Registrations.

(a) Seller is, in all material respects, and for the three years prior to the date of this Agreement has been, in compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.

(b) All material Permits and Registrations required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect and Seller is not in breach or violation of, or default under, any such Permit. Section 4.09(b) of the Disclosure Schedules lists each such Permit and Registration held by Seller, and the Governmental Authority or other Person responsible for issuing such Permit or Registration.

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(c) None of the representations and warranties in Section 4.09 shall be deemed to relate to environmental matters (which are governed by Section 4.12), employment matters (which are governed by Section 4.13) employee benefits matters (which are governed by Section 4.14), or tax matters (which are governed by Section 4.10).

(d) Neither Seller nor, to the Knowledge of Seller, any of Seller’s Representatives or Affiliates on its behalf, has: (a) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder Seller in connection with the Business (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records of the Business for any purpose.

4.10 Taxes.

(a) Except as set forth in Section 4.10 of the Disclosure Schedules, Seller has filed (taking into account any valid extensions) all federal and other material Tax Returns required to be filed by Seller or with respect to the Purchased Assets or the Business, and all such Tax Returns are true, complete and correct in all material respects. Seller has timely paid all Taxes payable by or on behalf of Seller (whether or not shown as owing on any Tax Return) and Taxes imposed on or with respect to the Purchased Assets and the Business. Seller is not currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, Seller has made due and sufficient accruals for such Taxes on the Financial Statements.

(b) No claim has been made by any Governmental Authority in a jurisdiction where Seller does not file a Tax Return that it is or may be subject to Taxation in that jurisdiction.

(c) Seller has complied with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over (or set aside for payment when due) to the appropriate Governmental Authority all Taxes required to have been withheld and paid over, and has complied with all information reporting, backup withholding requirements and similar requirements of all applicable Laws.

(d) There are no liens for Taxes upon any asset of the Business or any Purchased Asset other than liens for Taxes not yet due and payable. Neither Buyer nor its Affiliates will have any Liability or obligation, and will not incur any Loss, expense or cost, and none of the Purchased Assets will be subject to any Encumbrance, by reason of any Taxes arising out of (i) the Business as conducted by Seller prior to the Closing Date or (ii) any other operations or activities of Seller whether conducted prior to the date hereof or hereafter.

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(e) With respect to the Business or Purchased Assets, or as would otherwise impact Buyer after the Closing, no Tax Return of Seller has ever been audited by any Governmental Authority, and no such audit, examination, investigation, or other administrative or court proceedings with respect to Taxes are in progress or, to the Knowledge of Seller, pending. No deficiencies for any Tax have been threatened, claimed, proposed or assessed against Seller or on or with respect to the Business or the Purchased Assets which have not been settled or paid. No waiver or extension of any statute of limitations with respect to Taxes imposed on Seller, the Business, or the Purchased Assets, or Tax Returns for which Seller may be liable is currently in effect or has been requested by any Tax Authority as of the date hereof.

(f) Seller is not a party to or bound by, nor are the Purchased Assets or Business subject to, any tax sharing, indemnification, allocation or similar agreement. Except as may apply to the consolidated tax return of Seller and its Affiliates, Seller has never been a member of an affiliated group filing a consolidated, combined, unitary, or similar Tax Return, and is not obligated by Law, assumption, transferee or successor liability, or by any Contract, whether express or implied, to indemnify any other Person with respect to Taxes.

(g) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2

(h) Other than with respect to the representations in Section 4.10(d) and Section 4.10(f), nothing in this Section 4.10 shall be construed as providing a representation or warranty with respect to any taxable period or portion thereof beginning after the Closing Date.

4.11 Real Property. None of the real property owned or leased by Seller is used exclusively in the Business, and no real property rights or obligations are included among the Purchased Assets. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened against or by Seller relating to or affecting the real property owned or leased by Seller that could result in a Material Adverse Effect.

4.12 Environmental Matters.

(a) The operations of Seller with respect to the Business and the Purchased Assets are in compliance in all material respects with all Environmental Laws. Seller has not received from any Person, with respect to the Business or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) Seller has obtained and is in material compliance with all Environmental Permits necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets.

(c) The representations and warranties set forth in this Section 4.12 are Seller’s sole and exclusive representations and warranties regarding environmental matters.

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4.13 Employees.

(a) Section 4.13 of the Disclosure Schedules sets forth a true and complete list as of the date hereof of all Employees to whom Buyer will extend an offer of employment under this Agreement, including any Employee who is not actively at work due to an approved absence, whether paid or unpaid, and with respect to each Employee his or her (i) job title, (ii) current annual salary or hourly rate of pay, (iii) work location, (iv) dates of employment, (v) target bonus opportunities, (vi) employment classification (including whether they are full-time or part-time, exempt or non-exempt, temporary or permanent and unionized or non-unionized) and (vii) employee benefits, including retirement, welfare and severance benefits (including any change of control or transaction payment which would become payable by reason of or in connection with this Agreement or the transactions contemplated by this Agreement). Each such Employee is employed at-will and the employment of each such Employee may be terminated at any time, for any or no reason, with or without notice. Section 4.13 of the Disclosure Schedules separately sets forth a true and complete list as of the date hereof of all natural persons who are independent contractors, contingent workers, and leased or agency worker employees providing services to the Business within the last twelve (12) months where the annual fees paid with respect to such persons exceed $25,000.

(b) Except as disclosed in Section 4.13 of the Disclosure Schedules, to the Knowledge of the Seller, no Employee or group of Employees has any plans to terminate employment with the Seller. Except as disclosed in Section 4.13 of the Disclosure Schedules, Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any work slowdowns, lockouts, stoppages, picketing, strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Seller has not committed any unfair labor practice. Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the Employees and no demand for recognition of such Employees has been made by, or on behalf of, any labor union. To the Knowledge of Seller, no petition has been filed or proceedings instituted by an Employee or group of Employees with any labor relations board seeking recognition of a bargaining representative. Except as disclosed in Section 4.13 of the Disclosure Schedule, Seller has not stated or acknowledged, whether by contract or otherwise, that Seller is the employer or joint employer or co-employer of persons providing services to Seller as independent contractors. Seller is and has been in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees. The representations and warranties set forth in this Section 4.13 are Seller’s sole and exclusive representations and warranties regarding employment matters.

4.14 Employee Benefit Matters.

(a) Section 4.14(a) of the Disclosure Schedules sets forth a current and correct list of each “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and any other benefit arrangement or obligation (whether written or unwritten) to provide material benefits, including any retirement, employment, consulting, compensation, deferred compensation, profit-sharing, incentive, bonus, stock option, restricted stock, stock

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appreciation right, phantom equity, equity-based, change in control, severance, stay or retention, vacation, paid time off, sick leave, plant closing benefits, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more current or former employees of the Business, current or former directors of the Business or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has any material liability for premiums or benefits (as listed on Section 4.14(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b) Except as set forth in Section 4.14(b) of the Disclosure Schedules, each Benefit Plan and related trust complies with all applicable Laws (including ERISA and the Code) in all material respects. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and to Seller’s Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable. With respect to any Benefit Plan, to Seller’s Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject Seller to a Tax under Section 4971 of the Code or the Purchased Assets to a lien under Section 430(k) of the Code.

(c) Except as set forth in Section 4.14(c) of the Disclosure Schedules, within the last six (6) years none of the Seller nor any of its ERISA Affiliates sponsors, maintains, or contributes to (or is obligated to contribute to) or otherwise has any Liability or obligation under any “employee pension benefit plan” as defined in Section 3(2) of ERISA that: (i) is subject to the minimum funding standards of Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) is a “multi-employer plan” (as defined in Section 3(37) of ERISA); or (iii) is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). Seller has not: (A) withdrawn from any employee pension benefit plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under Section 4069 or Section 4212(c) of ERISA.

(d) Except as set forth in Section 4.14(d) of the Disclosure Schedules and other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits to any individual for any reason after such individual ceases to be employed by the Seller (including retiree life insurance, retiree health benefits or other retiree employee welfare benefits).

(e) Except as set forth in Section 4.14(e) of the Disclosure Schedules, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or together with any other event and pursuant to any Benefit Plan or otherwise): (i) entitle any Employee, former employee, or current or former

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director, consultant or other service provider of the Business to payment of any money or other property; (ii) increase the amount of any compensation or benefits otherwise payable to any Employee, former employee, or current or former director, consultant or other service provider of the Business; or (iii) result in the forgiveness of indebtedness or the acceleration of payment, funding or the vesting of any benefit or compensation to any Employee, former employee, or current or former director, officer or other service provider of the Business. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any “ parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(f) Anything herein to the contrary notwithstanding, the representations and warranties set forth in this Section 4.14 are the Seller’s sole and exclusive representations and warranties regarding employee benefit matters.

4.15 Financial Statements. Copies of a partial balance sheet of the Business as of June 30, 2017, and an unaudited income statement summary of the Business for the period ended June 30, 2017 and for the years ended December 31, 2016 and December 31, 2015 (collectively the “Financial Statements”) are included in the Disclosure Schedules. Except as set forth in Section 4.15 of the Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. The Financial Statements are based on the books and records of the Business, and fairly present in all material respects the financial condition of the Business as of such dates and the results of the operations of the Business for the periods then ended. The balance sheet assets of the Business as of June 30, 2017 is referred to herein as the “Balance Sheet Assets” and the date thereof as the “Balance Sheet Date”.

4.16 Inventory. Except as has been reserved against on the Financial Statements and as disclosed in Section 4.16 of the Disclosure Schedules, all the Inventory reflected on the Financial Statements was properly stated therein at the lower of cost or market value in accordance with GAAP, and all the Inventory acquired and maintained by Seller in connection with the Business through the Closing Date has been acquired and maintained in the ordinary course of business consistent with the past customs and practices of the Business. All Inventory on the Closing Date consists of items of a quality usable or saleable in the ordinary course of business, is in conformance with FDA and applicable foreign government authority requirements, and is and will be in quantities sufficient for use or sale in the ordinary course of business.

4.17 Absence of Undisclosed Assumed Liabilities. Except as disclosed in Section 4.17 of the Disclosure Schedules, Seller has no material Liabilities with respect to the Business that will constitute an Assumed Liability.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

4.18 Suppliers and Customers

(a) Reserved.

(b) Section 4.18(b) of the Disclosure Schedules sets forth a complete and accurate list of the ten (10) largest customers of the Business (on a consolidated basis, measured by the aggregate amount sold by the Business) and the amounts billed by Seller in connection with the Business, on a consolidated basis, to each such customer during the twelve (12) months ended on May 31, 2017.

(c) Except as set forth in Section 4.18(c) of the Disclosure Schedules Seller is not involved in any material controversy, dispute or disagreement with any of the customers listed in Section 4.18(b) of the Disclosure Schedules in connection with the Business and since May 31, 2017 none of the customers listed in Section 4.18(b) of the Disclosure Schedules has canceled, terminated or notified the Business of a material reduction in purchases from the Business.

4.19 Product Liability; Product Warranty. Except as disclosed in Section 4.19 of the Disclosure Schedules, (a) to the Knowledge of Seller no products manufactured, sold or delivered by Seller with respect to the Business have been out of conformity with any applicable warranties so as to subject it or the Business to material Liability beyond rework or replacement of the product in the ordinary course of business consistent with the past customs and practices of the Business, and Seller does not have any Liability for other material damages in connection therewith other than return, rework or replacement of nonconforming products in the ordinary course of Business consistent with the past customs and practices of the Business; (b) Seller has not received any written or, to the Knowledge of Seller, oral notice of any claims for any extraordinary product returns, product recalls, warranty obligations or service calls relating to any of its products or services in connection with the Business; and (c) Seller has not had, and does not have, any material Liability arising out of any inquiry to individuals or property as a result of the ownership, possession or use of any products manufactured, sold or delivered by Seller in connection with the Business or with respect to any services rendered by it.

4.20 Sufficiency of Assets. The Purchased Assets consist of all of the assets used or useful in the operation of the Business as conducted prior to the Closing except for the assets and services provided by Seller pursuant to the Contract Manufacturing Agreement, Transition Services Agreement, or as provided for in Section 2.09. Except as disclosed in Section 4.20 of the Disclosure Schedule, the Excluded Assets are either substitutable in the ordinary course of business (e.g. turning machines and milling equipment) or otherwise not material to the Business. Anything in this Section 4.20 to the contrary notwithstanding, impact to the Business, if any, related to Buyer not obtaining any rights to the Tutoplast Process or the Tutopatch Products under this Agreement shall not be deemed a breach of this provision.

4.21 Food and Drug Regulatory Compliance.

(a) Seller, with respect to the Business, has made or caused to be made each required filing with the FDA or foreign Governmental Authority having jurisdiction over the manufacture, sale, or distribution of the Sternal Products, and each filing is valid and in full force and effect, except where the failure to have made such a filing has not had, and would not reasonably be expected to have, an adverse effect on the Business in any material respect.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(b) Seller, with respect to the Sternal Products, is, and at all times since January 1, 2014, has been, in compliance in all material respects with (i) the Federal Food, Drug, and Cosmetic Act and (ii) all Laws and Governmental Orders, in each case, administered by the FDA or any foreign Governmental Authority having jurisdiction over Seller applicable to the design, development, testing, manufacture, packaging, handling, distribution or sale of Sternal Products.

(c) Since January 1, 2014, there has not been, nor, to the Knowledge of Seller, is there currently under consideration by Seller or any Governmental Authority, any recall, withdrawal, or suspension of any Sternal Product except as disclosed in Section 4.21(c) of the Disclosure Schedules.

(d) Except for ordinary course inquiries by Governmental Authorities or as disclosed in Section 4.21(d) of the Disclosure Schedules, there are not presently pending, or, to the Knowledge of Seller, threatened in writing, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters alleging any material violation of any Laws or Governmental Order applicable to the design, development, testing, manufacture, materials, workmanship, packaging, handling, distribution, or sale, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Sternal Product manufactured, distributed or sold by or on behalf of Seller.

(e) Since January 1, 2014, Seller has not received notice of any serious adverse event related to any Sternal Products.

(f) Seller, with respect to the Sternal Products, is in material compliance with the written procedures, record-keeping and reporting requirements required by the FDA or any other Governmental Authority pertaining to the reporting of adverse events and recalls, including, as the case may be, Medical Device Reporting set forth in 21 C.F.R. Part 803 and Reports of Corrections and Removals set forth in 21 C.F.R. Part 806, and all Sternal Products are and, within the past three (3) years, have been labeled, promoted, and advertised in accordance with their approved labeling, as applicable, or within the scope of an exemption from obtaining such approval.

(g) Seller has made available to Buyer all inspection reports prepared by FDA or a comparable Governmental Authority since January 1, 2014, that are in the possession of Seller and relate to the Sternal Products. Seller has timely responded to all inspection reports, and there are no outstanding issues to resolve.

4.22 Brokers. Except for Stephens, Inc., whose fee is the responsibility of, and will be paid by, Seller, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

4.23 510(k) Ownership. There are no Encumbrances, Contracts or any other arrangements between Seller and any of its customers or distributors or other Person which impedes, prohibits, or in any way restricts Seller’s ability to convey, transfer or assign the ownership rights to the 510(k) authorization, or any equivalent authorization of any foreign regulatory authority, for its sternal cable products.

4.24 No Other Representations and Warranties. Except as set forth in this Agreement, neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Buyer and its Representatives (including any information prepared by Stephens, Inc., and any information, documents or material delivered to Buyer or made available to Buyer in the Data Room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the revenue, profitability or success of the Business, in each case after the Closing, or any representation or warranty arising from statute or otherwise in law.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the Closing.

5.01 Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware.

5.02 Authority of Buyer. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 5.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except as set forth in Section 5.03 of the Disclosure Schedules and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

5.05 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s Knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS

6.01 Employees and Employee Benefits.

(a) Effective as of the Closing Date, Buyer shall or shall cause one of its Affiliates to, offer employment to all Employees included in Section 6.01(a) of the Disclosure Schedules, including any such Employees who are absent due to vacation, family leave, short-term disability or other approved leave of absence (the employees who accept such employment and commence employment, the “Transferred Employees”). Effective as of the Closing Date, Seller shall take any necessary action to end its employment relationship with the Transferred Employees. No later than August 18, 2017, the first payroll date following the Closing Date, Seller shall pay to each Transferred Employee an amount equal to the pro-rated amount of any bonuses at target earned by such Transferred Employee from January 1, 2017 through June 30,

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

2017, as well as any commissions earned by any Transferred Employee prior to the Closing Date but not yet paid as of the Closing Date, in each case in the amounts set forth on Section 6.01(a) of the Disclosure Schedules. For the first year of a Transferred Employee’s employment with Buyer or its Affiliate, and to the extent not inconsistent with Section 6.01(b), Buyer or its Affiliate, as applicable, will use commercially reasonable efforts to provide the Transferred Employees with a level of compensation and benefits comparable to that which is set forth in Section 4.13(a) of the Disclosure Schedules. Seller will use commercially reasonable efforts to encourage Employees to accept the position offered by Buyer or its Affiliate.

(b) With respect to any employee benefit plan maintained by Buyer or an Affiliate of Buyer (collectively, “Buyer Benefit Plans”) for the benefit of any Transferred Employee, effective as of the Closing, Buyer shall, or shall cause its Affiliate to, use commercially reasonable efforts to recognize all service of the Transferred Employees with Seller, as if such service were with Buyer, for vesting, eligibility and accrual purposes; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Buyer Benefit Plan.

(c) This Section 6.01 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.01, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.01. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.01 shall not create any right in any Transferred Employee or any other Person to any continued employment with Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.

6.02 Confidentiality. Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyer pursuant to this Agreement. Seller hereby agrees that it will not, and will cause its Representatives and Affiliates not to, at any time on or after the Closing, directly or indirectly, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned, or delayed), disclose or use, any Confidential Information involving or relating to the Business or the Purchased Assets (except at the request of Buyer); provided, however, that Seller may, without the prior written consent of Buyer, disclose or use Confidential Information (if such Confidential Information is applicable to other aspects of Seller’s business in addition to the Business), but only to the extent reasonably necessary for the conduct of the Seller’s business; provided, further, that the information subject to the foregoing provisions of this sentence will not include: (a) any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof); or (b) any information that becomes available on a non-confidential basis from a source that is not prohibited from disclosing such information by any legal, contractual or fiduciary obligations; and provided, further, that the provisions of this Section 6.02 will not prohibit any retention of copies of records or disclosure: (i) required by any applicable Law so long as reasonable prior notice of such disclosure is given to Buyer and a reasonable opportunity is afforded Buyer to contest such disclosure; or (ii) made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

6.03 Public Announcements. Unless otherwise required by applicable Law or the rules of a stock exchange on which a party’s (or Affiliate’s) stock is traded, the parties to this Agreement shall not, and shall cause their respective Representatives to not, make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall reasonably cooperate as to the timing and contents of any such announcement; provided that the provisions of this Section 6.03 will not prohibit any disclosure (i) by Buyer to its direct or indirect equityholders to the extent customarily provided to such current or prospective equityholders, or the posting of a news release regarding the transactions contemplated hereby on Buyer’s or its Affiliate’s website; (ii) made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby; or (iii) that is a reproduction of information disclosed on an approved public announcement.

6.04 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid one-half by Buyer and one-half by Seller. Buyer shall timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

6.05 Straddle Periods. Buyer shall prepare all Tax Returns with respect to the Business and the Purchased Assets for any taxable period that includes but does not end on the Closing Date (a “Straddle Period”). Buyer shall provide a draft of any such Tax Return to Seller at least thirty (30) days prior to the due date thereof for Seller’s review, and shall incorporate any reasonable comments provided thereto by Seller. Liability for all real property Taxes, personal property Taxes and other ad valorem Taxes levied with respect to the Business or the Purchased Assets in any Straddle Period shall be apportioned between Seller and Buyer based on the number of days in such Straddle Period prior to and including the Closing Date (for which Seller shall be liable) and the number of days in such Straddle Period after the Closing Date (for which Buyer shall be liable). Each party shall pay to the other any Taxes for which it is liable hereunder that are payable by such other party to an applicable Governmental Authority at least ten (10) days prior to the due date thereof. For the avoidance of doubt, the foregoing portion of this Section 6.05 does not apply to the income Tax Returns of the Seller or the Buyer. Each of the Seller and the Buyer shall be responsible for the preparation of its own income Tax Returns and neither party shall have the right or obligation to review the other party’s income Tax Returns.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

6.06 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents. Seller shall use commercially reasonable efforts, and Buyer shall cooperate with Seller, to obtain, as promptly as practicable following the Closing, any consents required to assign the Assigned Contracts to Buyer, to the extent such consents have not previously been obtained. In the event any Assigned Contract for an independent sales representative for the Products also includes Tutopatch Products, then Buyer will cooperate with Seller for purposes of Seller entering into new contracts with such independent sales representatives for purposes of continuing the supply of Tutopatch Products.

6.07 Non-competition; Non-solicitation.

(a) Neither Seller nor Seller’s Affiliates, either directly or indirectly, shall: (i) compete, or assist a third party in any activity that competes anywhere in the world with the Business until five (5) years following the Closing; (ii) solicit any customers or vendors of the Business, excluding activities falling outside the Field, until five (5) years following the Closing; or (iii) solicit any of Buyer’s employees for any reason until five (5) years following the Closing.

(b) It is the intention of the parties hereto that the provisions of this Section 6.07 shall be enforced to the fullest extent permissible under all applicable Laws. Unenforceability or the modification to conform with such applicable Laws of any provision of this Section 6.07 shall not render unenforceable or impair the remainder of this Section 6.07. The covenants in Section 6.07(a) with respect to duration, geography and scope shall be deemed to be separate covenants, and should any court of competent jurisdiction conclude or find that Section 6.07(a) or any portion thereof is not enforceable with respect to duration, geography or scope, such conclusion or finding shall in no way render invalid or unenforceable this Section 6.07, and the maximum duration, geography or scope reasonable under the circumstances as determined by such court of competent jurisdiction shall be substituted for the stated duration, geography or scope in order to render the same valid and enforceable to the maximum extent under applicable Laws. Seller acknowledges that the duration, geography and scope of such restrictions are fair and reasonable and are reasonably required to protect the Business and Buyer and its Affiliates.

(c) Notwithstanding the foregoing, this Section 6.07 shall not prohibit Seller from manufacturing any products for a third Person that is not an Affiliate of Seller (in the provision by Seller of contract manufacturing services to such third Person) to treat Trauma generally (including but not limited to Trauma to the sternum or anterior ribs), provided that (i) treatment of Trauma to the sternum or anterior ribs is not a primary purpose or a substantial focus of the marketing of such products, (ii) such products are marketed and sold solely under trademarks or brands controlled by such third Person and not under any trademark or brand owned or controlled by Seller or any Affiliate thereof and (iii) Seller provides no design or product engineering services with respect to any such products in the Field.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

6.08 Misallocation of Assets.

(a) If, at any time following the Closing, either party becomes aware that any Purchased Asset which should have been transferred to Buyer pursuant to the terms of this Agreement (including finished goods inventory pursuant to Section 2.01(a)) was not transferred to Buyer as contemplated by this Agreement, then Seller shall promptly transfer or cause its Affiliates to transfer such Purchased Asset to Buyer for no consideration and at Seller’s expense.

(b) If, at any time following the Closing, either party becomes aware that any Excluded Asset which should have been retained by Seller pursuant to the terms of this Agreement was transferred to Buyer, then Buyer shall promptly transfer or cause its Affiliates to transfer such Excluded Asset to Seller for no consideration and at Buyer’s expense.

6.09 Regulatory Compliance.

(a) Regulatory Matters Pending at Closing:

(i) [****]. Seller agrees to provide Buyer and its employees, agents, Representatives, consultants, and contractors reasonable access to any real property, books, and records associated with the manufacture of Sternal Products for the purpose of confirming satisfaction of the requirements of this Section 6.09(a)(i);

(ii) Seller, at its own expense, shall promptly, but in no event later than, (A) December 31, 2017 as pertaining to the [****].

(b) Sternal Product Permit and Registration Transfer.

(i) Upon completing all [****] described in Section 6.09(a), and upon receiving Buyer’s written notice that it has successfully obtained all Product Authorizations required for the sale of those Sternal Products not covered under Mixed Product Registrations, Seller, at its own expense, shall promptly make all required filings with the applicable Governmental Authorities to transfer and assign all Permits and Registrations for the Sternal Products, other than the Mixed Product Registrations and Product Authorizations for which such Permits or Registrations are required so that Buyer will be the owner or holder of such Permit or Registration and to permit Buyer to be the legal manufacturer and distribute the Sternal Products in its own name;

(ii) With respect to Mixed Product Registrations, Seller shall, at its own expense, promptly and diligently pursue issuance of a separate Registration for the applicable Sternal Product in the name of Seller containing only indications for use in the Field. Seller shall transfer such separate Registration to Buyer upon receipt of Buyer’s written notice that it has obtained all Product Authorizations required for the sale of those Sternal Products covered under Mixed Product Registrations. As reasonably requested by Seller, Buyer will cooperate, at its own expense, in executing any necessary paperwork or other activities or requirements the satisfaction of which are in Buyer’s control. Until such time as the aforementioned separate Registration has been received, Seller shall hold and maintain in effect in its name (and free of any Encumbrance or rights in any other Person other than Permitted Encumbrances) the Mixed Product Registrations, and comply with the terms and conditions of

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

the private label and distribution provisions of the Contract Manufacturing Agreement. In the event new pre-clinical animal studies, clinical studies, or extraordinary testing are required to obtain such new Registrations (the “Clinical Prerequisite”), the pursuit of such Registration shall be deemed to fall under Section 2.09 and the parties will in good faith negotiate a resolution in accordance therewith. Except in the case of a Clinical Prerequisite, if a separate Registration as contemplated in this Section 6.09(b)(ii) has not been received by June 30, 2018, Buyer shall, in its sole discretion, have the option (the “510(k) Option”) to require Seller to convey, transfer, and assign to Buyer, the applicable Mixed Product Registration (upon conveyance, a “Shared Authorization”). If Buyer elects to exercise the 510(k) Option, it shall provide written notice to Seller of its election and Seller shall, upon receipt of such notice and without additional consideration, undertake procedures with respect to the Mixed Product Registration as provided for in Section 6(b)(i) as if it was not a Mixed Product Registration. Upon the transfer of the Shared Authorization(s) to Buyer, the parties acknowledge and agree that (i) Buyer shall have no obligation of any kind or nature whatsoever to produce, manufacture, or distribute any of Seller’s products that are reliant on the Shared Authorizations prior to its transfer to Buyer, and (ii) Buyer shall have no liability or obligations of any kind or nature whatsoever to any of Seller’s customers or third parties by virtue of Seller having any Liabilities or other obligations to such Persons in connection with the transfer of the Shared Authorizations. Upon Buyer being in possession of the new Registration in its name or the Shared Authorization, the applicable Sternal Products manufactured thereunder shall be manufactured under the ordinary terms of the Contract Manufacturing Agreement without reference to the private label aspects thereof. Anything herein to the contrary notwithstanding, in the event of a transfer, conveyance, or assignment resulting in a Shared Authorization, Buyer agrees to cooperate in good faith with Seller to enter into an agreement under which Seller will be permitted to manufacture products under a private label arrangement to supply Seller’s customers under the condition that Seller indemnify and hold Buyer harmless in any and all respects whatsoever related thereto.

(c) Buyer Requirement to Obtain Authorization

(i) Buyer acknowledges that the manufacture, distribution and selling of Sternal Products (or other operation of the Business generally) may require Buyer to apply for, qualify for, and obtain its own new, or otherwise separate, Permits and/or Registrations from Governmental Authorities based upon its own ability to satisfy the applicable requirements. Except to the extent related to the transfer from Seller to Buyer of the Purchased Assets, and as otherwise required in connection with such transfer under this Agreement or the Transaction Documents, any and all such costs associated therewith shall be at Buyer’s expense. In this regard, and with respect to Product Authorizations and the Sternal Products manufactured thereunder, Seller shall hold and maintain in effect in its name the Product Authorizations and manufacture such Sternal Products under the terms and conditions of the private label and distribution provisions of the Contract Manufacturing Agreement, until such time as Buyer obtains the necessary Permits and Registrations to manufacture, distribute and sell the applicable Sternal Products in its own name. Buyer shall use commercially reasonable efforts to obtain such Permits and Registrations in a timely manner.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(d) Seller agrees to provide Buyer and its employees, agents, Representatives, consultants, and contractors reasonable access to any real property, books, and records associated with the manufacture of Sternal Products for the purpose of confirming resolution of [****].

6.10 Accounts Receivable and Payable. Following the Closing, Seller agrees that it will collect all of its accounts receivable in connection with the Business and pay all of its accounts payable with respect to the Business, in each case in the ordinary course of business consistent with the past practices and customs of the Business, and will use its commercially reasonable efforts to not take any action which would, or could reasonably be expected to, cause any disruption to the Business. Additionally, Buyer agrees that to the extent it receives accounts receivable relating to a pre-Closing period, the Buyer shall promptly remit such funds to Seller.

6.11 Thorecon FDA Clearance. Following the Closing, Seller shall use its commercially reasonable efforts to obtain an FDA 510(k) clearance for the Thorecon product. In addition, Seller shall provide Buyer with monthly updates regarding the status and progress of an FDA 510(k) clearance for the Thorecon product, shall copy Buyer on all 510(k) filings and correspondence with the FDA related to the Thorecon product, and shall provide prompt written notice to Buyer of any notice or other communication delivered to Seller from the FDA or any other Governmental Authority related to the Thorecon product.

6.12 Transfer of Sternal Product Files. Upon the applicable Sternal Product registration being conveyed, assigned or otherwise obtained by Buyer, as set forth in Section 6.09(b) or Section 6.09(c), Seller shall provide Buyer with the associated Technical File, Design History File/Design Outputs and the Device Master Record, as defined by current FDA regulations, MDR/ISO standards or other Governmental Authorities, as well as all documentation associated with the design and production processes of the Sternal Products (including, but not limited to, validations, testing data, and qualifications).

6.13 Subordination. Notwithstanding anything to the contrary in this Agreement, Seller acknowledges that Buyer’s obligations to pay the Earn-Out Amount, and Guarantor’s guarantee with respect thereto, are subordinated to Buyer’s obligations under its financing agreements and that Buyer and Guarantor may be restricted from making a payment on the Earn-Out Amount pursuant to their financing agreements. Any payment received by Seller in violation of the foregoing shall be held in trust by Seller for the benefit of the lenders under such financing agreements and shall promptly be paid over to such lenders by wire transfer of immediately available funds. The parties hereto acknowledge and agree that the lenders under such financing agreements are express third party beneficiaries of this Section 6.13, which may not be amended or modified in any manner that would affect their respective rights hereunder without the written consent of the lenders or agents for such lenders under such financings. In the event Buyer and Guarantor are restricted from making any Earn-Out Amount payments to Seller, Vance Street Capital II, L.P. agrees that it shall pay, or cause to be paid, to Seller on the date any Earn-Out Amount is due and payable to Seller.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

ARTICLE VII

INDEMNIFICATION

7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one (1) year from the Closing Date; provided that (i) the representations and warranties in (i) Sections 4.01 (Organization and Qualification of Seller), 4.02 (Authority of Seller), 4.06 (Title to Purchased Assets), 4.22 (Brokers), and 4.23 (510(k) Ownership), and 5.01 (Organization and Authority of Buyer), 5.02 (Authority of Buyer) and 5.04 (Brokers), (such sections, collectively, the “Fundamental Representations”) shall survive for a period of five (5) years after the Closing Date, (ii) Section 4.07 (Intellectual Property), Section 4.10 (Taxes), and Section 4.12 (Environmental Matters) (such sections, collectively, the “Statutory Representations”) shall survive for a period of sixty (60) days following the expiration of the applicable statute of limitations and (iii) Section 4.20 (Sufficiency of Assets) shall survive for a period of two (2) years after the Closing Date. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. Each of the covenants or other agreements contained in this Agreement shall survive the Closing Date.

7.02 Indemnification by Seller. Subject to the other terms and conditions of this Article VII, Seller shall indemnify Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement;

(c) any Excluded Asset or any Excluded Liability;

(d) any breach of the Contract Manufacturing Agreement, the Quality Agreement, or the Transition Services Agreement; or

(e) to the extent attributable to actions or omissions occurring prior to Closing, any non-compliance with the Federal Food, Drug, and Cosmetic Act and any Laws and Governmental Orders administered by the FDA or any foreign Governmental Authority having jurisdiction over Seller applicable to the design, development, testing, manufacture, packaging, handling, distribution or sale of Sternal Products.

7.03 Indemnification by Buyer. Subject to the other terms and conditions of this Article VII, Buyer shall indemnify Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(c) any Assumed Liability.

7.04 Certain Limitations. The party making a claim under this Article VII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations:

(a) Subject to Section 7.04(c), the Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 7.02(a) or Section 7.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) or Section 7.03(a) exceeds $200,000 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section 7.02(a) or Section 7.03(a), as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $10,000 (which Losses shall not be counted toward the Deductible).

(b) Subject to Section 7.04(c), the aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 7.02(a) or Section 7.03(a), as the case may be, shall not exceed ten percent (10%) of the Purchase Price.

(c) Notwithstanding anything in this Agreement to the contrary, the limitations on liability contained in Sections 7.04(a) and 7.04(b) for indemnification pursuant to Section 7.02(a) and Section 7.03(a) shall not apply to breaches of any Fundamental Representations, Statutory Representations and the representations contained in Sections 5.01, 5.02 and 5.04; provided, however, that an Indemnifying Party’s obligation to indemnify the Indemnified Party for such Losses shall be limited to the amount of the Purchase Price, except in the case of intentional misrepresentation or fraud as to which there shall be no limit.

(d) The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 7.02(d) and 7.02(e) shall not exceed the amount of the Purchase Price received by Seller from Buyer, except in the case of intentional misrepresentation or fraud as to which there shall be no limit.

(e) For the avoidance of doubt, Losses for which Seller shall be liable pursuant to Section 7.02(d): [****].

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(f) Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim.

(g) Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be reduced by (i) an amount equal to any Tax benefit actually realized as a cash reduction to Taxes (determined on a with and without basis) in the taxable year of the Loss as a result of such Loss by the Indemnified Party and (ii) any recoveries actually received under an insurance policy, less the amount expended to obtain such recoveries.

(h) In no event shall any Indemnifying Party be liable to any Indemnified Party for any speculative, punitive, special or indirect damages, except to the extent recovered pursuant to a third party claim or that would be recoverable for breach of contract under applicable Law.

(i) Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to a Loss, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(j) For purposes of the calculation of Losses indemnifiable pursuant to Sections 7.02(a) and 7.03(a), the representations and warranties of Seller and Buyer shall not be deemed to be qualified by any references to materiality (or Material Adverse Effect or terms of like import).

7.05 Indemnification Procedures.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt, but in any event within thirty (30) days, written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Indemnified Party shall cooperate in good faith in such defense, provided that the Indemnifying Party shall not have the right to assume such defense if (i) the Third Party Claim relates to or involves any criminal or quasi criminal Action or proceeding, (ii) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental to or injure the Indemnified Party’s reputation or future business prospects, or (iii) the Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party (but only to the extent necessary to defend against the injunction or claim for other equitable relief) or (iv) there exists or would, or could reasonably be expected to, exist a conflict of interest between the Indemnified Party and Indemnifying Party that would make it inappropriate in the reasonable judgment of the Indemnified Party for the Indemnifying Party to control the defense. In the event the Indemnifying Party has assumed defense of a Third Party Claim and there exists or would, or could reasonably be expected to, exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall have the right to request the Indemnifying Party to appoint alternative legal counsel, failing which the Indemnified Party may regain control of the defense and proceed under this Section as if the Indemnifying Party had not assumed control of the defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 7.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 7.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. In such case, the Indemnified Party will provide the Indemnifying Party with a running total of Loses for which indemnification is sought, with such running total to be updated no less than once per calendar quarter. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.02) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 7.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

the Indemnified Party fails to consent to such firm offer within fifteen (15) Business Days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have accepted such claim and shall be liable to the Indemnified Party for the amount thereof. If the Indemnifying Party rejects such claim during such 30-day period, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

7.06 Exclusive Remedies. Subject to Section 8.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional misrepresentation or fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII. Nothing in this Section 7.06 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 8.11 or to seek any remedy on account of any intentional misrepresentation or fraud by any party hereto.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

ARTICLE VIII

MISCELLANEOUS

8.01 Expenses. Except as otherwise expressly provided herein (including Section 6.04 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

8.02 Notices. All notices, requests, consents, claims, demands, waivers and, unless otherwise expressly provided for herein, other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller:	RTI Surgical, Inc. Attn: Robert P. Jordheim (or his successor) 11621 Research Circle Alachua, FL 32615 Facsimile: 386-462-3821

with a copy to:	RTI Surgical, Inc. Attn: Keith C. Koford (or his successor) 11621 Research Circle Alachua, FL 32615 Facsimile: 386-418-5157

and with a copy to:	Holland & Knight LLP Attn: Robert Grammig 100 North Tampa Street, Suite 4100 Tampa, FL 33602 Facsimile: 813-229-0134

If to Buyer or Guarantor:	Vance Street Capital LLC 11150 Santa Monica Blvd. #750 Los Angeles, CA 90025 Attention: Brian Martin Facsimile: (310) 478-8072

with a copy to:	Paul Hastings LLP 515 S. Flower St., Twenty-Fifth Floor Los Angeles, California 90071 Attention: Robert Miller Facsimile: (213) 996-3254

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

8.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; and (b) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

8.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent is required for assignment to an Affiliate and Buyer may assign its rights hereunder to any Person as security for financing or in connection with a sale of all or substantially all of the assets of the Business. No assignment shall relieve the assigning party of any of its obligations hereunder.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

8.08 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary in this Section 8.08, Buyer’s and Guarantor’s lenders under their financing agreements are express third party beneficiaries of Section 6.13 of this Agreement.

8.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything to the contrary in this Section 8.09, any amendments or waivers to Section 6.13 of this Agreement shall require the prior written consent of Buyer’s and Guarantor’s lenders under their financing agreements.

8.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).

8.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8.13 Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto (including successors and assigns of such parties) and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

8.14 Obligations of Guarantor. Guarantor is jointly and severally liable for all warranties, representations, covenants, performance obligations, and sums presently payable, or which may become payable, under this Agreement, including any Transaction Documents executed in connections with this Agreement, and any subsequent amendments hereto or thereto. Seller shall not be required to attempt against Buyer before proceeding against Guarantor.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RTI SURGICAL, INC.

By:
Name:
Title:

Signature Page to Asset Purchase Agreement

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY [****] ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

A&E ADVANCED CLOSURE SYSTEMS, LLC

By:
Name: Michael Janish
Title: Chief Executive Officer and President

ALTO DEVELOPMENT CORP

By:
Name: Michael Janish
Title: Chief Executive Officer and President

VANCE STREET CAPITAL II, L.P., solely for purposes of Section 6.13

By: Vance Street Management LLC, its General Partner

By:
Richard Roeder, Managing Member

Signature Page to Asset Purchase Agreement